Exhibit 3(I)(a)

RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLIN CORPORATION

It is hereby certified that:

1. (a) The present name of the corporation (hereinafter called the “Company”) is Allin Corporation.

(b) The name under which the Company was originally incorporated is Allin Communications Corporation, and the date of filing the original Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware is July 23, 1996.

2. This Restated Certificate of Incorporation has been duly adopted by unanimous written consent of the Board of Directors of the Company without a vote of the stockholders of the Company in accordance with the applicable provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

3. Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Company’s Certificate of Incorporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. The text of the Certificate of Incorporation is hereby restated and integrated to read as herein set in full:

ARTICLE I

Name

The name of the corporation is Allin Corporation (the “Company”).

ARTICLE II

Address of Registered Office;

Name of Registered Agent

The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, Delaware 19808, County of New Castle. The name of the registered agent at that address is Corporation Service Company.

ARTICLE III

Purpose and Powers

The purpose of the Company is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.

ARTICLE IV

Capital Stock

Section 4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Company shall have authority to issue is 20,100,000. The authorized capital stock is divided into 100,000 shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”), and 20,000,000 shares of Common Stock, $.01 par value per share (the “Common Stock”).

Section 4.2 Preferred Stock.

(a) Of the 100,000 shares of Preferred Stock authorized,

(i) 25,000 shares are designated as Series C Redeemable Preferred Stock and have such terms as described in the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series C Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 25, 1999, which is attached as Exhibit A hereto and is incorporated herein by reference, and as provided in Section 4.2(a)(vi) below;

(ii) 2,750 shares are designated as Series D Convertible Redeemable Preferred Stock and have such terms as described in the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series D Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 25, 1999, which is attached as Exhibit B hereto and is incorporated herein by reference, and as provided in Section 4.2(a)(vi) below;

(iii) 1,000 shares are designated as Series F Convertible Redeemable Preferred Stock and have such terms as described in the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series F Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 28, 1999, which is attached as Exhibit C hereto and is incorporated herein by reference, and as provided in Section 4.2(a)(vi) below;

(iv) 150 shares are designated as Series G Convertible Redeemable Preferred Stock and have such terms as described in the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series G Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on December 28, 2000, which is attached as Exhibit D hereto and is incorporated herein by reference, and as provided in Section 4.2(a)(vi) below;

(v) 250 shares are designated as Series H Redeemable Preferred Stock and have such terms as described in the Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series H Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on July 25, 2005, which is attached as Exhibit E hereto and is incorporated herein by reference;

(vi) Any of the rights or preferences of the holders of the Series C Redeemable Preferred Stock, the Series D Convertible Redeemable Preferred Stock, the Series F Convertible Redeemable Preferred Stock or the Series G Convertible Redeemable Preferred Stock set forth or incorporated by reference herein may be waived by the affirmative vote of the holders of a majority of the shares of the Series C Redeemable Preferred Stock, the Series D Convertible Redeemable Preferred Stock, the Series F Convertible Redeemable Preferred Stock or the Series G Convertible Redeemable Preferred Stock, as applicable.

The remaining shares of Preferred Stock of the Company may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such class or series, adopted by the Board of Directors as hereinafter provided. All shares of the same class and series of Preferred Stock will be identical, but shares of different classes or series of Preferred Stock need not be identical or rank equally except as provided by law or herein.

(b) Authority is hereby expressly granted to the Board of Directors of the Company, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by the resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

(i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

(ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Company, and whether such dividends shall be cumulative or noncumulative;

(iii) whether the shares of such class or series shall be subject to redemption by the Company and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

(v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Company, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

(vii) the restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock;

(viii) whether or not the issue of any additional shares of any such class or series or of any other class or series in addition to such class or series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding class or series of Preferred Stock theretofore issued pursuant to this Section 4.2 and, if subject to additional restrictions, the extent of such additional restrictions; and

(ix) the rights of the holders of the shares of such class or series upon the dissolution, liquidation or winding up of, or upon the distribution of assets of, the Company.

For purposes of this Section 4.2, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company or a consolidation or merger of the Company with one or more other corporations (whether or not the Company is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

The Board of Directors of the Company is further expressly vested with the authority to make the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class or series of Preferred Stock dependent upon facts ascertainable outside this Certificate of Incorporation or of any amendment hereto, or outside the resolutions or resolutions providing for the issuance of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Company.

Any specification for a class or series of Preferred Stock of designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, pursuant to this Section 4.2 shall be defined in this Certificate of Incorporation as a “Preferred Stock Designation.”

(c) Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Company shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issuance of any class or series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all classes and series, to receive such dividends as from time to time may be declared by the Board of Directors of the Company.

Section 4.3 Common Stock. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them on each matter on which they are entitled to vote. The holders of Common Stock shall be entitled to participate share for share in any cash dividend which may be declared from time to time on the Common Stock of the Company by the Board of Directors and to receive pro rata the net assets of the Company on dissolution, liquidation or winding up of the Company, in both cases subject to all amounts to which the holders of Preferred Stock are entitled to receive or have set aside.

ARTICLE V

Incorporator

[Omitted pursuant to Section 245(c) of the General Corporation Law of the State of Delaware]

ARTICLE VI

Term of Existence Perpetual

The Company is to have perpetual existence.

ARTICLE VII

Board of Directors

Section 7.1 Powers of the Board of Directors. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

(a) adopt, amend, alter, change or repeal the Bylaws of the Company, by the affirmative vote of a majority of the whole Board of Directors; provided, however, that the stockholders entitled to vote may prescribe that any Bylaw adopted by the stockholders may not be amended, altered, changed or repealed by the Board of Directors; and provided, further, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted;

(b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Company, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Company, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

(c) exercise all such powers and do all such acts as may be exercised or done by the Company, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Company.

Section 7.2 Number of Directors. The number of directors of the Company shall be not less than five (5) or more than twelve (12). The exact number of directors shall be determined within such minimum and maximum by resolution adopted by the directors.

Section 7.3 Term. Each director shall serve until his or her successor is elected and qualified or until his or her earlier resignation, retirement, disqualification, removal from office or death.

Section 7.4 Removal. The entire Board or any individual director may be removed from office only for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. Removal action may be taken at any stockholders’ meeting with respect to which notice of such purpose has been given, and a removed director’s successor may be elected at the same meeting to serve the unexpired term.

Section 7.5 Vacancies. A vacancy occurring on the board, however occurring, whether by increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, may be filled, until the next election of directors by the stockholders, by the affirmative vote of at least two-third (2/3) of the total number of directors then remaining in office, though they may constitute less than a quorum of the Board.

Section 7.6 Election of Directors by Holders of Preferred Stock. Whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the number of such directors, and the election, term of office, filling of vacancies and other features of each such directorship, shall be governed by the terms of this Certificate of Incorporation and any Preferred Stock Designation applicable thereto.

ARTICLE VIII

Indemnification

Section 8.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact:

(a) that he or she is or was a director or officer of the Company, or

(b) that he or she, being at the time a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise” or “other enterprise”), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Company, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Company or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against any expense, liability or loss (including without limitation attorneys’ fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article VIII are hereinafter referred to as “indemnitees.” Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Company, or director, officer, employee or agent of such other enterprise, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws of the Company or by the Board, the Company shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board. The right to indemnification conferred in this Article VIII: (1) shall be a contract right; (ii) shall not be changed by any amendment of this Certificate of Incorporation to adversely affect any indemnitee with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws of the Company, include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 8.2 Relationship to Other Rights and Provisions Concerning Indemnification. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws of the Company may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VIII.

Section 8.3 Agents and Employees. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Company (or any person serving at the Company’s request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Company’s affiliates, predecessor or subsidiary corporations or a constituent corporation absorbed by the Company in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board to the fullest extent of the provisions of this Article VIII in cases of the indemnification and advancement of expenses of directors and officers of the Company, or to any lesser extent (or greater extent, if permitted by law) determined by the Board.

ARTICLE IX

Limitation on Liability of Directors

No person shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided however, that the foregoing shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE X

Compromise

Whenever a compromise or arrangement is proposed between this Company and its creditors or any class of them and/or this Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Company under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Company, as the case may be, agree to any compromise or arrangement and to any reorganization of this Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Company, as the case may be, and also on this Company.

ARTICLE XI

Amendment of Certificate of Incorporation

The Company hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII

Severability

In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Article, Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

In accordance with Section 103(a)(2) and Section 103(b)(2) of the General Corporation Law of the State of Delaware, the Company hereby executes and acknowledges this Restated Certificate of Incorporation this 10th day of August, 2005.

ALLIN CORPORATION

By:	/s/ Richard W. Talarico
Print Name:	Richard W. Talarico
Title:	Chairman and Chief Executive Officer

EXHIBIT A

Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series C Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 25, 1999.

CERTIFICATE OF VOTING POWERS,

DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL

OR OTHER RIGHTS, AND THE

QUALIFICATIONS, LIMITATIONS OR

RESTRICTIONS THEREOF, OF THE

SERIES C REDEEMABLE PREFERRED STOCK

OF

ALLIN CORPORATION

Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent dated May 13, 1999.

RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates, from the shares of Preferred Stock (the “Preferred Stock”) of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series C Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

1. Designation. Twenty-Five thousand (25,000) shares of the Preferred Stock are hereby designated Series C Redeemable Preferred Stock with a par value of $.01 per share (the “Series C Preferred Stock”).

2. Rank. The Series C Preferred Stock shall rank (i) senior to the Common Stock, (ii) pari passu with the Series A Convertible Redeemable Preferred Stock, (iii) junior to the Series B Convertible Redeemable Preferred Stock, and (iv) junior to the Series D Convertible Redeemable Preferred Stock and the Series E Convertible Redeemable Preferred Stock, which two series are to be created concurrently with the Series C Preferred Stock.

3. Dividends.

(a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series C Preferred Stock (referred to as a “Share”) at a rate per annum of 8% of the liquidation value thereof, from and including August 16, 1996 to and including the earlier of (i) the date on which the Redemption Price of such Share is paid or (ii) June 30, 2006.

Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31 (hereinafter referred to as “Dividend Payment Dates”). To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(b) If the Corporation has not paid the Redemption Price of any Share on or before June 30, 2006, subject to legally available funds for the payment of dividends, the Corporation will pay all accrued and unpaid dividends, if any, as of June 30, 2006 on such Share within ten (10) business days after June 30, 2006. To the extent that all accrued and unpaid dividends as of June 30, 2006 are not so paid, all such dividends will compound on a quarterly basis at a rate per annum of 12% and will be paid on or before the Redemption Date.

(c) Following June 30, 2006, the holders of Shares of Series C Preferred Stock for which the Redemption Price has never been paid shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each Share of the Series C Preferred Stock at a rate per annum of 12% of the Liquidation Value thereof, from and including July 1, 2006 to and including the date on which the Redemption Price of such Share is paid.

Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each Dividend Payment Date. To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(d) So long as any shares of the Series C Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in common stock or in any other class of stock ranking junior to the Series C Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series C Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Securities”) and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a “Junior Payment”), unless all dividends on the Series C Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series C Preferred Stock shall be entitled to receive payment of $100 per share (the “Liquidation Value”) held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such shares to the date of such payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series C Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series C Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series C Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

5. Redemption.

(a) Optional Redemption. At any time, the Corporation shall have the right to redeem all or part of the outstanding Shares of Series C Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the “Redemption Notice”). The Redemption Notice shall specify (i) the redemption date which shall be not less than thirty (30) days from the date of the Redemption Notice and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series C Preferred Stock are to be redeemed, such Shares shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series C Preferred Stock.

(b) Redemption Price. The redemption price for Shares of Series C Preferred Stock shall be One Hundred Dollars ($100) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the “Redemption Price”).

(c) Redemption Procedure. Unless default is made in the payment of the Redemption Price, all rights of the holders of Shares of Series C Preferred Stock as stockholders of the Corporation by reason of the ownership of the respective Shares of Series C Preferred Stock shall cease at the close of business on the Redemption Date (“Redemption Date”), except the right to receive payment in full of the Redemption Price of such Shares of Series C Preferred Stock on presentation and surrender of the certificate or certificates for such Shares of Series C Preferred Stock, and after the Redemption Date such Shares of Series C Preferred Stock shall not be deemed to be outstanding. In case less than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares of Series C Preferred Stock without cost to the holder thereof.

At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series C Preferred Stock to be redeemed with a bank or trust company (the “Depositary”), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series C Preferred Stock, for payment to the holders of such Shares of Series C Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series C Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series C Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series C Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series C Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

On or after the Redemption Date, the holders of Shares of Series C Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares of Series C Preferred Stock shall be paid to the order of the holder of record of the Shares of Series C Preferred Stock represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares of Series C Preferred Stock shall be retired and shall not be reissued.

6. Voting. Except as otherwise provided by the Delaware General Corporation Law and in this Section, the holders of Series C Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series C Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series C Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series C Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series C Preferred Stock as set forth herein.

ATTEST:	ALLIN CORPORATION

/s/ Robert V. Fulton	By:	/s/ Dean C. Praskach
	Name Printed:	Dean C. Praskach
	Title:	Chief Financial Officer & Secretary

EXHIBIT B

Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series D Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 25, 1999.

CERTIFICATE OF VOTING POWERS,

DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL

OR OTHER RIGHTS, AND THE

QUALIFICATIONS, LIMITATIONS OR

RESTRICTIONS THEREOF, OF THE

SERIES D CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

ALLIN CORPORATION

Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on May 13, 1999.

RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates, from the shares of Preferred Stock (the “Preferred Stock”) of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series D Convertible Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

1. Designation. Two thousand seven hundred and fifty (2,750) shares of the Preferred Stock are hereby designated Series D Convertible Redeemable Preferred Stock with a par value of $.01 per share (the “Series D Preferred Stock”).

2. Rank. The Series D Preferred Stock shall rank (i) senior to the Common Stock and the Series A Convertible Redeemable Preferred Stock; (ii) senior to the Series C Redeemable Preferred Stock, which series is to be created concurrently with the Series D Preferred Stock; (iii) pari passu with the Series B Redeemable Preferred Stock; and (iv) junior to the Series E Convertible Redeemable Preferred Stock, which series is to be created concurrently with the Series D Preferred Stock.

3. Dividends.

(a) The holders of shares of Series D Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series D Preferred Stock (referred to as a “Share”) at a rate per annum of 6% of the Liquidation Value thereof, from and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid.

Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31 (hereinafter referred to as “Dividend Payment Dates”). To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(b) So long as any shares of the Series D Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in common stock or in any other class of stock ranking junior to the Series D Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series D Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Securities”) and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a “Junior Payment”), unless all dividends on the Series D Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series D Preferred Stock shall be entitled to receive payment of $1,000 per share (the “Liquidation Value”) held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such Shares to the date of such payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series D Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series D Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series D Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

5. Redemption.

(a) Optional Redemption. At any time after August 13, 2003, the Corporation shall have the right to redeem all or part of the outstanding Shares of Series D Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the “Redemption Notice”). The Redemption Notice shall specify (i) the redemption date which shall be not less than thirty (30) days from the date of the Redemption Notice and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series D Preferred Stock are to be redeemed, such Shares of Series D Preferred Stock shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series D Preferred Stock.

(b) Redemption Price. The redemption price for Shares of Series D Preferred Stock shall be One Thousand Dollars ($1,000) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the “Redemption Price”).

(c) Redemption Procedure. Unless default is made in the payment of the Redemption Price, all rights of the holders of such Shares of Series D Preferred Stock as stockholders of the Corporation by reason of the ownership of the respective Shares of Series D Preferred Stock shall cease at the close of business on the Redemption Date (“Redemption Date”), except the right to receive payment in full of the Redemption Price of such Shares of Series D Preferred Stock on presentation and surrender of the certificate or certificates for such Shares of Series D Preferred Stock, and after the Redemption Date such Shares of Series D Preferred Stock shall not be deemed to be outstanding. In case less than all the Shares of Series D Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares of Series D Preferred Stock without cost to the holder thereof.

At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series D Preferred Stock to be redeemed with a bank or trust company (the “Depositary”), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series D Preferred Stock, for payment to the holders of such Shares of Series D Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series D Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged

(subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series D Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series D Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series D Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

On or after the Redemption Date, the holders of Shares of Series D Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares of Series D Preferred Stock shall be paid to the order of the holder of record of the Shares of Series D Preferred Stock represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares of Series D Preferred Stock shall be retired and shall not be reissued.

6. Voting. Except as otherwise provided by the Delaware General Corporation Law and in this Section, the holders of Series D Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series D Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series D Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series D Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series D Preferred Stock as set forth herein.

7. Conversion.

(a) Conversion Rights. Each holder of the Series D Preferred Stock will have the right to convert all or a portion of his Shares of Series D Preferred Stock into common stock of the Corporation in accordance with this paragraph 7 at any time prior to August 13, 2003. Until and including August 13, 1999, each share of Series D Preferred Stock held by each holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (i) dividing 1,000 by $ 3.6125, or (ii) if it results in a greater number of shares of common stock, dividing 1,000 by the greater of (A) 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the trading date prior to the date of the conversion or (B) $2.00. After August 13, 1999, each share of Series D Preferred Stock held by each holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (i) dividing 1,000 by $3.6125 or (ii) if it results in a greater number of shares of common stock, dividing 1,000 by 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the first trading date following August 13, 1999. Holders of the Series D Preferred Stock who exercise the foregoing conversion right shall have the right to receive any accrued, but unpaid dividends. No fractional shares of common stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of common stock. Any shares of Series D Preferred Stock which are not converted to common stock will remain outstanding until so converted or until redeemed by the Corporation. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series D Preferred Stock are outstanding, the number of shares of common stock that may be acquired upon conversion of such outstanding Series D Preferred Stock in accordance with the foregoing shall be proportionately adjusted.

(b) Conversion Procedures. Any holder of Series D Preferred Stock wishing to exercise the foregoing conversion right shall give written notice thereof to the Corporation (the “Conversion Notice”). Upon receipt of the Conversion Notice, the Corporation shall set a date for the conversion of the Series D Preferred Stock, which date shall be not more than thirty (30) days from the date of the Conversion Notice (the “Conversion Date”). All rights of a holder of the Series D Preferred Stock as a preferred stockholder of the Corporation by reason of the ownership of Series D Preferred Shares being converted shall cease at the close of business on the Conversion Date, except the right to receive, on presentation and surrender of the certificate or certificates for the Series D Preferred

Stock being converted, the shares of common stock into which the Series D Preferred Stock is converted and cash payments, if any, in lieu of fractional shares, as provided for in the preceding paragraph of this Section, and after the Conversion Date such Shares shall not be deemed to be outstanding. From and after the Conversion Date, the holders of the converted Series D Preferred Stock shall have the rights of common stockholders, including the right to one vote for each share of common stock held by such holder or that such holder is entitled to receive upon presentation and surrender of certificates for shares of Series D Preferred Stock as provided for in the preceding sentence, but such holders shall have no rights as preferred stockholders with respect to shares of Series D Preferred Stock converted.

ATTEST:	ALLIN CORPORATION

/s/ Robert V. Fulton	By:	/s/ Dean C. Praskach
	Name Printed:	Dean C. Praskach
	Title:	Chief Financial Officer & Secretary

EXHIBIT C

Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series F Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on May 28, 1999.

CERTIFICATE OF VOTING POWERS,

DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL

OR OTHER RIGHTS, AND THE

QUALIFICATIONS, LIMITATIONS OR

RESTRICTIONS THEREOF, OF THE

SERIES F CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

ALLIN CORPORATION

Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on May 24, 1999.

RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates, from the shares of Preferred Stock (the “Preferred Stock”) of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series F Convertible Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

1. Designation. One thousand (1,000) shares of the Preferred Stock are hereby designated Series F Convertible Redeemable Preferred Stock with a par value of $.01 per share (the “Series F Preferred Stock”).

2. Rank. The Series F Preferred Stock shall rank (i) senior to the Common Stock, the Series A Convertible Redeemable Preferred Stock, the Series B Convertible Redeemable Preferred Stock, the Series C Redeemable Preferred Stock, and the Series D Convertible Redeemable Preferred Stock, and (ii) junior to the Series E Convertible Redeemable Preferred Stock.

3. Dividends.

(a) The holders of shares of Series F Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series F Preferred Stock (referred to as a “Share”) at a rate per annum of 7% of the Liquidation Value thereof, from and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid.

Such dividends will accrue beginning on the date of issuance of the Shares and shall be payable quarterly in arrears on each October 15, January 15, April 15 and July 15 beginning on April 15, 2000 (hereinafter referred to as “Dividend Payment Dates”). To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(b) So long as any shares of the Series F Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend with respect to the Series B Preferred Stock of the Corporation, a dividend with respect to the Series D Preferred Stock of the Corporation, a dividend in common stock or a dividend in any other class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series F Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Securities”) and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a “Junior Payment”), unless all dividends on the Series F Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series F Preferred Stock shall be entitled to receive payment of $1,000 per share (the “Liquidation Value”) held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such Shares to the date of such payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series F Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series F Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series F Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

5. Redemption.

(a) Optional Redemption. At any time, the Corporation shall have the right to redeem all or part of the outstanding Shares of Series F Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the “Redemption Notice”). The Redemption Notice shall specify (i) the redemption date which shall be not less than thirty (30) days from the date of the Redemption Notice and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series F Preferred Stock are to be redeemed, such Shares of Series F Preferred Stock shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series F Preferred Stock.

(b) Redemption Price. The redemption price for Shares of Series F Preferred Stock shall be One Thousand Dollars ($1,000) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the “Redemption Price”).

(c) Redemption Procedure. Unless default is made in the payment of the Redemption Price, all rights of the holders of such Shares of Series F Preferred Stock as stockholders of the Corporation by reason of the ownership of the respective Shares of Series F Preferred Stock shall cease at the close of business on the Redemption Date (“Redemption Date”), except the right to receive payment in full of the Redemption Price of such Shares of Series F Preferred Stock on presentation and surrender of the certificate or certificates for such Shares of Series F Preferred Stock, and after the Redemption Date such Shares of Series F Preferred Stock shall not be deemed to be outstanding. In case less than all the Shares of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares of Series F Preferred Stock without cost to the holder thereof.

At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series F Preferred Stock to be redeemed with a bank or trust company (the “Depositary”), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series F Preferred Stock, for payment to the holders of such Shares of Series F Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the

Shares of the Series F Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series F Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series F Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series F Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

On or after the Redemption Date, the holders of Shares of Series F Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares of Series F Preferred Stock shall be paid to the order of the holder of record of the Shares of Series F Preferred Stock represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares of Series F Preferred Stock shall be retired and shall not be reissued.

6. Voting. Except as otherwise provided by the Delaware General Corporation Law and in this Section, the holders of Series F Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series F Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series F Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series F Preferred Stock shall be changed, nor shall the Board of Directors take any action so as to affect adversely the rights and preferences of the Series F Preferred Stock as set forth herein.

7. Conversion.

(a) Conversion Rights. Each holder of the Series F Preferred Stock will have the right to convert all or a portion of his Shares of Series F Preferred Stock into common stock of the Corporation in accordance with this paragraph 7 at any time prior to the earlier to occur of (a) the fifth anniversary of the date of issuance of Series F Preferred Stock to such holder and (b) the date on which such Series F Preferred Stock is redeemed by the Corporation. Until and including the first anniversary date of the issuance of the Series F Preferred Stock to the holder thereof, each share of Series F Preferred Stock held by such holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (I) dividing 1,000 by 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the issuance of Series F Preferred Stock to such holder, or (II) if it results in a greater number of shares of common stock, dividing 1,000 by the greater of (A) 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the date of conversion or (B) 47.1% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the date of issuance of the Series F Preferred Stock to such holder. After the first anniversary of the date of issuance of the Series F Preferred Stock to such holder, each share of Series F Preferred Stock held by such holder may be converted into the number of common shares, rounded to the ninth decimal place, determined by (I) dividing 1,000 by 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the date of issuance of Series F Preferred Stock to such holder, or (II) if it results in a greater number of shares of common stock, dividing 1,000 by the greater of (A) 85% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the first anniversary of the date of issuance of the Series F Preferred Stock to such holder and (B) 47.1% of the closing price of the common stock as reported by The Nasdaq Stock Market on the last trading date prior to the date of issuance of the Series F Preferred Stock to such holder. Holders of the Series F Preferred Stock who exercise the foregoing conversion right shall have the right to receive any accrued, but unpaid dividends. No fractional shares of common stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of common stock. Any shares of Series F Preferred Stock which are not converted to common stock will remain outstanding until so converted or until redeemed by the Corporation. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series F Preferred Stock are outstanding, the number of shares of common stock that may be acquired upon conversion of such outstanding Series F Preferred Stock in accordance with the foregoing shall be proportionately adjusted.

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(b) Conversion Procedures. Any holder of Series F Preferred Stock wishing to exercise the foregoing conversion right shall give written notice thereof to the Corporation (the “Conversion Notice”). Upon receipt of the Conversion Notice, the Corporation shall set a date for the conversion of the Series F Preferred Stock, which date shall be not more than thirty (30) days from the date of the Conversion Notice (the “Conversion Date”). All rights of a holder of the Series F Preferred Stock as a preferred stockholder of the Corporation by reason of the ownership of Series F Preferred Stock being converted shall cease at the close of business on the Conversion Date, except the right to receive, on presentation and surrender of the certificate or certificates for the Series F Preferred Stock being converted, the shares of common stock into which the Series F Preferred Stock is converted and cash payments, if any, in lieu of fractional shares, as provided for in the preceding paragraph of this Section, and after the Conversion Date such Shares shall not be deemed to be outstanding. From and after the Conversion Date, the holders of the converted Series F Preferred Stock shall have the rights of common stockholders, including the right to one vote for each share of common stock held by such holder or that such holder is entitled to receive upon presentation and surrender of certificates for shares of Series F Preferred Stock as provided for in the preceding sentence, but such holders shall have no rights as preferred stockholders with respect to shares of Series F Preferred Stock converted.

ATTEST:	ALLIN CORPORATION

/s/ Robert V. Fulton	By:	/s/ Dean C. Praskach
	Name Printed:	Dean C. Praskach
	Title:	Secretary

EXHIBIT D

Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series G Convertible Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on December 28, 2000.

CERTIFICATE OF VOTING POWERS,

DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL

OR OTHER RIGHTS, AND THE

QUALIFICATIONS, LIMITATIONS OR

RESTRICTIONS THEREOF, OF THE

SERIES G CONVERTIBLE REDEEMABLE PREFERRED STOCK

OF

ALLIN CORPORATION

Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation on November 13, 2000.

RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates, from the shares of preferred stock of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the preferred stock designated Series G Convertible Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

1. Designation. One hundred fifty (150) shares of the preferred stock are hereby designated Series G Convertible Redeemable Preferred Stock with a par value of $.01 per share (the “Series G Preferred Stock”).

2. Rank. The Series G Preferred Stock shall rank senior to the common stock of the Corporation and all other currently designated series of preferred stock of the Corporation, other than the Series F Convertible Redeemable Preferred Stock, which shall rank senior to the Series G Preferred Stock.

3. Dividends.

(a) The holders of shares of Series G Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series G Preferred Stock (referred to as a “Share”) at a rate per annum of 8% of the Liquidation Value (as defined) thereof, from and including the date of issuance of such Share (the “Issue Date”) to and including the earlier of (i) the date on which the Redemption Price (as defined) of such Share is paid, (ii) the Conversion Date (as defined) of such Share or (iii) the fifth anniversary of the Issue Date. The dividend rate on each Share will increase to 12% of the Liquidation Value thereof, from and after the fifth anniversary of the Issue Date to and including the earlier of (i) the Conversion Date of such Share or (ii) the date on which the Redemption Price of such Share is paid.

Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 (hereinafter referred to as “Dividend Payment Dates”). To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(b) So long as any shares of the Series G Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in common stock or in any other class of stock ranking junior to the Series G Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of stock of the Corporation ranking junior to the Series G Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Securities”) and will not redeem, purchase or otherwise acquire for value, or set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Securities (in any such case, a “Junior Payment”), unless all dividends on the Series G Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, distribution, redemption, purchase or acquisition as to such Junior Securities shall have been paid, or shall have been declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any Junior Securities, the holders of shares of Series G Preferred Stock shall be entitled to receive a payment per Share equal to the original purchase price for such Share (the “Liquidation Value”) held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such shares to the date of such payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series G Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series G Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series G Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

5. Redemption.

(a) Optional Redemption. At any time and from time to time after the fifth anniversary of the Issue Date, the Corporation shall have the right to redeem all or part of the outstanding Shares of Series G Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the “Redemption Notice”). The Redemption Notice shall specify (i) the redemption date which shall be not less than thirty (30) days from the date of the Redemption Notice (the “Redemption Date”) and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series G Preferred Stock are to be redeemed, such Shares of Series G Preferred Stock shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series G Preferred Stock.

(b) Redemption Price. The redemption price for each Share of Series G Preferred Stock shall be the Liquidation Value per Share, plus an amount that would result in an aggregate 25% compounded annual return on such Liquidation Value to the date of redemption after giving effect to all dividends paid on such Share through the Redemption Date (the “Redemption Price”).

(c) Redemption Procedure. Unless default is made in the payment of the Redemption Price, all rights of the holders of such Shares as stockholders of the Corporation by reason of the ownership of the respective Shares shall cease at the close of business on the Redemption Date, except the right to receive payment in full of the Redemption Price of such Shares on presentation and surrender of the certificate or certificates for such Shares, and after the Redemption Date such Shares shall not be deemed to be outstanding. In case less than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares without cost to the holder thereof.

At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series G Preferred Stock to be redeemed with a bank or trust company (the “Depositary”), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series G Preferred Stock, for payment to the holders of such Shares then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series G Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series G Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series G Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series G Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

On or after the Redemption Date, the holders of Shares of Series G Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares shall be paid to the order of the holder of record of the Shares represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares shall be retired and shall not be reissued.

6. Voting.

(a) Except as otherwise provided by the Delaware General Corporation Law and in this Paragraph 6, the holders of Series G Preferred Stock shall have no voting rights whatsoever.

(b) Without the consent of the holders of at least a majority of the number of shares of Series G Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series G Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor this Certificate of Designation relating to the Series G Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series G Preferred Stock as set forth herein.

(c) The holders of Series G Preferred Stock shall be entitled to vote with the holders of common stock together as a single class on all matters submitted for a vote of the holders of common stock that do not require a separate class vote of the holders of common stock under the Corporation’s Certificate of Incorporation or applicable law, regulations or The Nasdaq Stock Market rules. In such event, each holder of Series G Preferred Stock shall be entitled to cast the number of votes, rounded to the nearest whole share, per outstanding share of Series G Preferred Stock held by such holder determined by dividing (i) the quotient of (A) the product of the Voting Percentage (as defined) rounded to the fifth decimal place, multiplied by the number of shares of common stock outstanding on the Issue Date divided by (B) the result of one minus the Voting Percentage multiplied by (ii) the number of shares of Series G Preferred Stock issued on the Issue Date. The “Voting Percentage” shall be determined by dividing (i) the aggregate purchase price for the shares of Series G Preferred Stock issued on the Issue Date (the “Aggregate Consideration”) by (ii) the greater of (A) the sum of the book value of the Corporation on the Issue Date plus the Aggregate Consideration or (B) the sum of the market value of the Corporation on the Issue Date plus the Aggregate Consideration. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series G Preferred Stock are outstanding, the number of votes per share of Series G Preferred Stock will be proportionately adjusted. Notwithstanding the foregoing, neither the aggregate voting percentage of the Series G Preferred Stock nor the portion of the voting percentage allocated to any share of Series G Preferred Stock may be increased.

7. Conversion.

(a) Conversion Rights. Each holder of the Series G Preferred Stock will have the right to convert all or a portion of its Shares of Series G Preferred Stock into common stock of the Corporation in accordance with this paragraph 7 at any time prior to the Redemption Date. Until and including the first anniversary of the Issue Date, each share of Series G Preferred Stock held by each holder may be converted into the number of shares of common stock, rounded to the second decimal place, determined by dividing the Liquidation Value of such Share by the lesser of (i) $1.75, (ii) 85% of the average closing price of the common stock as reported by The Nasdaq Stock Market over the last five trading days prior to the Issue Date or (iii) 85% of the average closing price of the common stock as reported by The Nasdaq Stock Market over the last five trading days prior to the date of the conversion. After the first anniversary of the Issue Date, each share of Series G Preferred Stock held by each holder may be converted into the number of shares of common stock, rounded to the second decimal place, determined by dividing the Liquidation Value of such Share by the lesser of (i) $1.75, (ii) 85% of the average closing price of the common stock as reported by The Nasdaq Stock Market over the last five trading days prior to the Issue Date or (iii) 85% of the average closing price of the common stock as reported by The Nasdaq Stock Market over the last five trading days prior to the first anniversary of the Issue Date. Notwithstanding the foregoing, in no event shall the conversion price used as the denominator in the foregoing calculations be less than $.35. Holders of the Series G Preferred Stock who exercise the foregoing conversion right shall have the right to receive in cash any accrued, but unpaid dividends. Only full shares of Series G Preferred Stock may be converted into common stock. No fractional shares of common stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of common stock. Any shares of Series G Preferred Stock which are not converted to common stock will remain outstanding until so converted or until redeemed by the Corporation.

(b) Conversion Procedures. Any holder of Series G Preferred Stock wishing to exercise the foregoing conversion right shall give written notice thereof to the Corporation (the “Conversion Notice”). Upon receipt of the Conversion Notice, the Corporation shall set a date for the conversion of the Series G Preferred Stock, which date shall be not more than thirty (30) days from the date of the Conversion Notice (the “Conversion Date”). All rights of a holder of the Series G Preferred Stock as a preferred stockholder of the Corporation by reason of the ownership of Series G Preferred Shares being converted shall cease at the close of business on the Conversion Date, except the right to receive, on presentation and surrender of the certificate or certificates for the Series G Preferred Stock being converted, the shares of common stock into which the Series G Preferred Stock is converted and cash payments, if any, in lieu of fractional shares, as provided for in the preceding paragraph of this Paragraph 7, and after the Conversion Date such Shares shall not be deemed to be outstanding. From and after the Conversion Date, the holders of the converted Series G Preferred Stock shall have the rights of common stockholders, including the right to one vote for each share of common stock held by such holder or that such holder is entitled to receive upon presentation and surrender of certificates for shares of Series G Preferred Stock as provided for in the preceding sentence, but such holders shall have no rights as preferred stockholders with respect to shares of Series G Preferred Stock converted.

(c) Antidilution Provisions. In the event that the number of shares of outstanding common stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series G Preferred Stock are outstanding, the number of shares of common stock that may be acquired upon conversion of such outstanding Series G Preferred Stock in accordance with this Paragraph 7 shall be proportionately adjusted. The conversion ratios for the Series G Preferred Stock shall be adjusted on a weighted average basis in the event of a dilutive issuance involving any sale of equity stock or stock equivalents of the Corporation at a price below the greater of the conversion price of the Series G Preferred Stock then in effect or 85% of the market value of the common stock. A “dilutive issuance,” however, will not include any: (i) grants of options under any Corporation stock option plan that has been approved by the Corporation’s Board of Directors or any issuance of common stock as a result of the exercise of such options, provided that the exercise price of any such option is not less than the fair market value of the common stock on the date of the grant; (ii) issuance of common stock upon the conversion of any shares of preferred stock of the Corporation outstanding on the date investors’ commitments to purchase shares of the Series G Preferred Stock are accepted by the Corporation (the “Subscription Date”) or upon the conversion of any other convertible debt or other convertible securities of the Corporation outstanding on the Subscription Date; (iii) issuance of common stock upon the exercise of warrants outstanding on the Subscription Date and of warrants to be issued to the holders of the Series G Preferred Stock; (iv) issuance of Common Stock upon conversion of shares of Series G Preferred Stock; (v) issuance of common stock in connection with the acquisition by the Corporation of another business, or the stock or assets of another company (including shares of common stock that may be issued to pay any earn-out payments in connection with the acquisition); or (vi) firm commitment underwritten public offering of the common stock that results in gross proceeds to the Corporation of not less than $10,000,000.

8. Pre-Emptive Rights.

(a) Grant of Rights. If at any time following the Issue Date, the Corporation proposes to sell any shares of its capital stock (“Capital Stock”) or options or rights to acquire any shares of Capital Stock or any securities convertible into or exchangeable for Capital Stock (“Capital Stock Equivalents”), the Corporation will first offer to each holder of Series G Preferred Stock the right to purchase up to the number of shares of Capital Stock (or in the case of a sale of Capital Stock Equivalents, such Capital Stock Equivalents whose Underlying Shares (as defined) are) equal to the product of (i) the number of shares of Capital Stock (or Underlying Shares with respect to the Capital Stock Equivalents) proposed to be sold by the Corporation multiplied by (ii) a fraction, the numerator of which is the number of shares of Series G Preferred Stock held by the holder and the denominator of which is the total number of shares of Series G Preferred Stock then outstanding, for the same price and on the same economic terms as the securities are being offered in such transaction. If noncash consideration is proposed to be received for the securities, the price for purposes of the preceding sentence shall be the sum of any cash to be received plus the fair market value of the noncash property to be received, as determined in good faith by the Board of Directors of the Corporation. For purposes of this Paragraph 8, “Underlying Shares” means shares of Capital Stock issuable upon exercise, exchange or conversion of Capital Stock Equivalents.

(b) Notice to Holders. The Corporation will cause to be given to each holder of Series G Preferred Stock a written notice directed to each holder setting forth a description of the securities being offered, the price and other economic terms at which the holder may purchase such securities and the calculation made as to the number of securities that the holder has the right to purchase, whereupon the holder shall have a period of ten (10) business days from the date such notice is given to give written notice to the Corporation that the holder desires to exercise the holder’s right to purchase the securities. Capital Stock or any Capital Stock Equivalents which have been offered in accordance with this Paragraph 8 to the holders of Series G Preferred Stock and with respect to which, within the applicable period specified above, a holder has not given notice to the Corporation that such holder desires to exercise the holder’s right to purchase, may thereafter, for a period not exceeding nine months following the expiration of such period, be issued, sold or subjected to rights or options to any other person at a price not less than that at which they were offered to the declining holder of Series G Preferred Stock. Any such securities not so issued, sold or subjected to rights or options to others during such nine-month period will thereafter again be subject to the first refusal rights provided for in this Paragraph 8.

(c) Exceptions. Anything in this Paragraph 8 to the contrary notwithstanding, the provisions of this Paragraph 8 shall not be applicable to (i) grants of options under any Corporation stock option plan that has been approved by the Corporation’s Board of Directors or any issuance of Capital Stock as a result of the exercise of such options, provided that the exercise price of any such option is not less than the fair market value of the Capital Stock on the date of the grant; (ii) issuance of Capital Stock upon the conversion of any shares of preferred stock of the Corporation outstanding on the Issue Date, including the Series G Preferred Stock, or upon the conversion of any other convertible debt or other convertible securities of the Corporation outstanding on the Issue Date; (iii) issuance of Capital Stock upon the exercise of warrants outstanding on the Issue Date and of warrants to be issued to the holders of the Series G Preferred Stock; (iv) issuance of Capital Stock in connection with the acquisition by the Corporation of another business, or the stock or assets of another company (including shares of Capital Stock that may be issued to pay any earn-out payments in connection with the acquisition); (v) a firm commitment underwritten public offering of Capital Stock that is reasonably expected to result in gross proceeds to the Corporation of not less than $10,000,000; (vi) the issuance of Capital Stock pursuant to the declaration or payment of any dividend on the Capital Stock payable in shares of Capital Stock; (vii) the issuance of Underlying Shares; or (viii) securities offered to all holders of a particular class of outstanding Capital Stock on a pro rata basis whether pursuant to an exchange offer or otherwise.

(d) Termination of Preemptive Rights. Anything in this Paragraph 8 to the contrary notwithstanding, the provisions of this Paragraph 8 shall terminate and be of no force or effect on the earliest of (i) the first anniversary of the Issue Date or (ii) with respect to any particular holder of Series G Preferred Stock, such time as such holder shall have declined to exercise such holder’s preemptive rights in connection with two separate and distinct proposed sales, with respect to which (a) the holder received notices in accordance with this Paragraph 8 and (b) the Corporation sold the securities to other persons in accordance with the terms set forth in such notices and in accordance with this Paragraph 8.

ATTEST:	ALLIN CORPORATION

/s/ Dean C. Praskach	By:	/s/ Richard W. Talarico
Richard W. Talarico
Chairman and Chief Executive Officer

EXHIBIT E

Certificate of Voting Powers, Designations, Preferences and Relative Participating, Optional or Other Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series H Redeemable Preferred Stock filed with the Secretary of State of the State of Delaware on July 25, 2005.

CERTIFICATE OF VOTING POWERS,

DESIGNATIONS, PREFERENCES AND

RELATIVE, PARTICIPATING, OPTIONAL

OR OTHER RIGHTS, AND THE

QUALIFICATIONS, LIMITATIONS OR

RESTRICTIONS THEREOF, OF THE

SERIES H REDEEMABLE PREFERRED STOCK

OF

ALLIN CORPORATION

Allin Corporation, a corporation organized and existing by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation by Unanimous Written Consent dated July 13, 2005.

RESOLVED THAT, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors hereby creates, from the shares of Preferred Stock, $.01 par value per share (the “Preferred Stock”) of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of the Preferred Stock designated Series H Redeemable Preferred Stock, and hereby fixes the voting powers, designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the shares of such Series as follows:

1. Designation. Two Hundred Fifty (250) shares of the Preferred Stock are hereby designated Series H Redeemable Preferred Stock with a par value of $.01 per share (the “Series H Preferred Stock”).

2. Rank. The Series H Preferred Stock shall rank senior to the Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) and all other currently designated series of Preferred Stock of the Corporation.

3. Dividends.

(a) The holders of shares of Series H Preferred Stock shall be entitled to receive, when and as declared out of funds legally available for the payment of dividends by the Board of Directors, cash dividends on each share of the Series H Preferred Stock (referred to as a “Share”) at a rate per annum of 12% of the Liquidation Value (as hereafter defined) thereof, from and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share is paid.

Such dividends will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31 (hereinafter referred to as “Dividend Payment Dates”) to the extent declared by the Board of Directors. To the extent that dividends are not paid on a particular Dividend Payment Date, all such dividends will accrue and compound on a quarterly basis and will be paid on or before the Redemption Date.

(b) So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in Common Stock or in any other class of stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) or make any other distribution on any class of Preferred Stock of the Corporation ranking junior to the Series H Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Preferred Securities”), unless all dividends on the Series H Preferred Stock for the Dividend Payment Date immediately prior to or concurrent with the payment with respect to any such dividend, setting apart for payment of such dividend or distribution as to such Junior Preferred Securities shall have been paid, or declared and a sum sufficient for the payment thereof set aside by the Corporation separate and apart from its other funds.

So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not declare or pay or set apart for payment any dividends (other than a dividend in Common Stock or in any other class of stock ranking junior to the Series H Preferred Stock as to dividends and upon liquidation) or make any other distribution on the Common Stock of the Corporation, unless the Corporation has obtained the prior consent of the holders of at least a majority of the number of shares of Series H Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series H Preferred Stock shall vote as a class, for such dividend, setting apart for payment of such dividend or distribution on the Common Stock.

4. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital, surplus or earnings) or proceeds therefrom shall be made to or set apart for the holders of shares of any class of stock of the Corporation ranking junior to the Series H Preferred Stock either as to dividends or upon liquidation (collectively, “Junior Securities”), the holders of shares of Series H Preferred Stock shall be entitled to receive payment of $10,000 per share (the “Liquidation Value”) held by them, plus an amount equal to all dividends accrued and compounded and unpaid on such shares to the date of such payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets to be distributed among the holders of the Series H Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series H Preferred Stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Series H Preferred Stock. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

5. Redemption.

(a) Optional Redemption. At any time, the Corporation shall have the right to redeem all or part of the outstanding Shares of Series H Preferred Stock, by giving written notice thereof to the affected stockholder or stockholders (the “Redemption Notice”). The Redemption Notice shall specify (i) the redemption date which shall be not less than ten (10) days from the date of the Redemption Notice and (ii) the number of shares to be redeemed. If fewer than all of the outstanding Shares of Series H Preferred Stock are to be redeemed, such Shares shall be redeemed on a pro rata basis among the holders of record of outstanding Shares of Series H Preferred Stock.

(b) Redemption Price. The redemption price for Shares of Series H Preferred Stock shall be Ten Thousand Dollars ($10,000) per Share, plus an amount equal to all accrued and compounded and unpaid dividends to the date of redemption (the “Redemption Price”).

(c) Redemption Procedure. Unless default is made in the payment of the Redemption Price, all rights of the holders of Shares of Series H Preferred Stock as stockholders of the Corporation by reason of the ownership of the respective Shares of Series H Preferred Stock shall cease at the close of business on the Redemption Date (“Redemption Date”), except the right to receive payment in full of the Redemption Price of such Shares of Series H Preferred Stock on presentation and surrender of the certificate or certificates for such Shares of Series H Preferred Stock, and after the Redemption Date such Shares of Series H Preferred Stock shall not be deemed to be outstanding. In case less than all the Shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed Shares of Series H Preferred Stock without cost to the holder thereof.

At its option, the Corporation may, on or prior to the Redemption Date, deposit an amount equal to the aggregate Redemption Price of the Shares of the Series H Preferred Stock to be redeemed with a bank or trust company (the “Depositary”), having its principal office in the City of Pittsburgh, Commonwealth of Pennsylvania, and designated by the Board of Directors, to be held in trust by the Depositary, for the sole benefit of the holders of the Series H Preferred Stock, for payment to the holders of such Shares of Series H Preferred Stock then to be redeemed. If such deposit is made and the funds so deposited are made immediately available to the holders of the Shares of the Series H Preferred Stock to be redeemed, the Corporation shall thereupon be released and discharged (subject to the provisions of the next paragraph of this Section) from its obligation to make payment of the Redemption Price of the Shares of Series H Preferred Stock to be redeemed, and the holders of such Shares shall look only to the Depositary for such payment.

Any funds deposited with the Depositary as aforesaid with respect to payment of the Redemption Price of Shares of the Series H Preferred Stock remaining unclaimed at the end of five (5) years from and after the Redemption Date in respect of which such funds were deposited, shall be returned to the Corporation forthwith; and thereafter the holders of Shares of the Series H Preferred Stock redeemed on such Redemption Date shall look only to the Corporation for the payment of the Redemption Price thereof. Any interest accrued on any funds deposited with the Depositary shall belong to the Corporation and shall be paid to it by the Depositary from time to time on demand.

On or after the Redemption Date, the holders of Shares of Series H Preferred Stock which have been redeemed shall surrender their certificates representing such Shares to the Corporation at its principal place of business or as otherwise notified, and thereupon the Redemption Price of such Shares of Series H Preferred Stock shall be paid to the order of the holder of record of the Shares of Series H Preferred Stock represented by such certificate or certificates and each surrendered certificate shall be cancelled, and such Shares of Series H Preferred Stock shall be retired and shall not be reissued.

(d) Redemption of Junior Securities. So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not redeem, purchase or otherwise acquire for value any Junior Preferred Securities and will not set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of any Junior Preferred Securities (in any such case, a “Junior Preferred Payment”), unless all outstanding shares of the Series H Preferred Stock have been redeemed immediately prior to or concurrent with the redemption, purchase or acquisition of such Junior Preferred Securities or the setting apart of money for any such Junior Preferred Payment.

So long as any shares of the Series H Preferred Stock are outstanding, the Corporation will not redeem, purchase or otherwise acquire for value any shares of Common Stock and will not set apart money for any sinking or other analogous fund for the redemption or purchase of any shares of Common Stock (in any such case, a “Common Stock Payment”), unless the Corporation has obtained the prior consent of the holders of at least a majority of the number of shares of Series H Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series H Preferred Stock shall vote as a class, for such redemptions, purchase or acquisition of such shares of Common Stock or such setting apart of money for such Common Stock Payment.

6. Voting. Except as otherwise provided by the Delaware General Corporation Law and in this Section, the holders of Series H Preferred Stock shall have no voting rights whatsoever. Without the consent of the holders of at least a majority of the number of shares of Series H Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Series H Preferred Stock shall vote as a class, neither the Certificate of Incorporation nor the Certificate of Designation relating to the Series H Preferred Stock shall be changed, nor shall the Board of Directors take any action, so as to affect adversely the rights and preferences of the Series H Preferred Stock as set forth herein.

7. Waiver. Any of the rights or preferences of the holders of the Series H Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of the Series H Preferred Stock.

ATTEST:	ALLIN CORPORATION

/s/ Dean C. Praskach	By:	/s/ Richard W. Talarico
	Name Printed:	Richard W. Talarico
	Title:	Chairman and Chief Executive Officer